SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2003

WASTE INDUSTRIES USA, INC.

(Exact name of Registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission file Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 919-325-3000

NA

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On August 11, 2003, Waste Industries USA, Inc. issued a press release announcing that it has completed an asset purchase and sale with Allied Waste Industries. A copy of the press release is attached as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated August 11, 2003 of Waste Industries USA, Inc., announcing that it has completed an asset purchase and sale with Allied Waste Industries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Industries USA, Inc.

Date: August 11, 2003	By: /s/ D. Stephen Grissom
Name: D. Stephen Grissom Title: Chief Financial Officer